Exhibit 99

                            JOINT FILING INFORMATION
                            ------------------------

Name:                                          Andrew Garman

Address:                                       98 Floral Avenue
                                               Murray Hill, New Jersey  07974

Designated Filer:                              NV Partners II LP

Issuer & Ticker Symbol:                        Intrado, Inc. (TRDO)

Date of Event Requiring Statement:             8/13/03

Signature:

                                                     /s/ Andrew Garman
                                               ---------------------------------
                                                     Andrew Garman


Name:                                          Thomas Uhlman

Address:                                       98 Floral Avenue
                                               Murray Hill, New Jersey  07974

Designated Filer:                              NV Partners II LP

Issuer & Ticker Symbol:                        Intrado, Inc. (TRDO)

Date of Event Requiring Statement:             8/13/03

Signature:

                                               By:   /s/ Thomas Uhlman
                                               ---------------------------------
                                                     Thomas Uhlman



Name:                                          Stephen Socolof

Address:                                       98 Floral Avenue
                                               Murray Hill, New Jersey  07974

Designated Filer:                              NV Partners II LP

Issuer & Ticker Symbol:                        Intrado, Inc. (TRDO)

Date of Event Requiring Statement:             8/13/03

Signature:

                                               By:   /s/ Stephen Socolof
                                               ---------------------------------
                                                     Stephen Socolof